Exhibit 10.20.26



                   AMENDED AND RESTATED CREDIT AGREEMENT AND
                        AMENDMENT TO TERM LOAN AGREEMENT
          dated January 26, 1996, between the Registrant and NBD Bank

                              HURCO COMPANIES, INC.




                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                       AND

                        AMENDMENT TO TERM LOAN AGREEMENT


                          dated as of January 26, 1996

                                      with


                                    NBD BANK

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      AND AMENDMENT TO TERM LOAN AGREEMENT


                  THIS AMENDED AND RESTATED AGREEMENT, dated as of January 26, 1996 (this "Agreement"), between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and NBD BANK (formerly known as NBD Bank, N.A.), a Michigan banking corporation ("NBD").

                  WHEREAS, the Company and NBD are party to a Credit Agreement and Amendment to Term Loan Agreement dated as of March 24, 1994 (as amended, the "1994 Credit Agreement"), pursuant to which NBD has committed to issue to the Company a revolving credit facility, including letters of credit, not to exceed $24,500,000 in aggregate principal amount outstanding, and has agreed to consider issuing certain supplemental letters of credit not to exceed $2,000,000 in aggregate face amount outstanding; and

                  WHEREAS, the Company and NBD are party to a Term Loan Agreement dated as of September 9, 1991, as amended by the 1994 Credit Agreement (the "NBD Term Loan Agreement"), pursuant to which NBD made a term loan to the Company under a Third Amended and Restated NBD Term Note dated as of May 31, 1995 (the "NBD Term Note"), executed by the Company in favor of NBD, and the Company has requested that the NBD Term Loan Agreement be further amended and that certain payments due under the NBD Term Note be deferred; and

                  WHEREAS, the Company and NBD are party to a Reimbursement Agreement dated as of September 1, 1990, as amended by the 1994 Credit Agreement (the "Reimbursement Agreement"), pursuant to which NBD issued its Irrevocable Letter of Credit No. 252 in favor of First of America Bank-Indianapolis in the face amount of $1,060,274 (the "IRB L/C") to secure payment of amounts due under the $1,000,000 City of Indianapolis, Indiana, Economic Development Revenue Bonds (Hurco Companies, Inc. Project), Series 1990 (the "IRB Bonds"), and the Company has requested that the Reimbursement Agreement be further amended; and

                  WHEREAS, Hurco Europe Limited, a corporation organized under the laws of England and Wales ("Hurco Europe"), and Hurco GmbH Werkzeugmaschinen CIM-Bausteine Vertrieb und Service, a corporation organized under the laws of the Federal Republic of Germany ("Hurco GmbH"), and NBD are party to a letter agreement dated June 17, 1993, as amended (the "European Facility"), pursuant to which NBD, in its sole discretion, may make revolving credit loans in favor of Hurco Europe and Hurco GmbH not to exceed $5,000,000 or its Dollar Equivalent (as herein defined), with the maximum aggregate principal amount (or its Dollar Equivalent) outstanding under the revolving credit facility and the related letter of credit facility of the 1994 Credit Agreement and the European Authorization not to exceed $27,000,000; and

                  WHEREAS, the Company, Hurco Europe, and Hurco GmbH have requested that NBD amend the 1994 Loan Agreement (as amended hereby, the "New Facility"), the Term Loan, and the European Facility to, INTER ALIA, extend the due date for repayment of certain of the facilities; and

                  WHEREAS, the Company has guaranteed to NBD the obligations of Hurco Europe and Hurco GmbH under the European Facility pursuant to an Amended and Restated Guaranty dated as of September 10, 1990, as confirmed by Confirmations of Guaranty dated June 17, 1993, dated March 24, 1994, dated as of January 31, 1995, dated as of May 31, 1995, and dated as of July 31, 1995, each executed by the Company, which guaranty is to be further confirmed hereunder (collectively, the "Hurco Guaranty"); and

                  WHEREAS,  Autocon  Technologies,  Inc. (the  "Guarantor"),  an
Indiana corporation, is a wholly-owned subsidiary of the Company, and has guaranteed the Company's obligations to NBD pursuant to a Guaranty dated as of March 24, 1994, as confirmed by Confirmations of Guaranty-Autocon dated as of January 31, 1995, dated as of May 31, 1995, and dated as of July 31, 1995, which guaranty is to be further confirmed in connection with this Agreement (collectively, the "NBD Guaranty"); and

                 WHEREAS, IMS Technology, Inc. ("IMS"), a Virginia corporation, is a wholly-owned subsidiary of the Company, and has executed a Security Agreement-IMS (as defined below) in favor of the Agent; and

                  WHEREAS, the Company has issued to Principal Mutual Life Insurance Company, an Iowa corporation ("PML"), its $12,500,000 10.37% Senior Notes due December 1, 2000, as amended by the $12,500,000 11.12% Amended and Restated Senior Notes due December 1, 2000 (as amended, the "PML Notes"), pursuant to the Note Agreement dated as of December 1, 1990, as amended by the Amended and Restated Note Agreement dated as of March 24, 1994, and as further amended from time to time, between the Company and PML (as amended, the "PML Note Agreement"), and the Guarantor has guaranteed the Company's obligations to PML pursuant to a Guaranty Agreement dated as of March 24, 1994 (the "PML Guaranty"); and

                  WHEREAS, NBD and PML (collectively, the "Lenders"), the Company, and NBD as collateral agent (the "Agent"), have entered into an Intercreditor, Agency and Sharing Agreement dated as of March 24, 1994, which has been amended and is to be further amended and, as amended, restated pursuant to an Amended and Restated Intercreditor, Agency, and Sharing Agreement of even date herewith (collectively, the "Intercreditor Agreement"), whereby the Company has agreed to make certain payments to the Agent for the Lenders' benefit, the Lenders have agreed to share certain payments received from the Company or its Subsidiaries in certain events, and the Agent has agreed to act as collateral agent on behalf of the Lenders with respect to the Collateral (as defined below); and

                  WHEREAS, the Company, the Guarantor, and IMS have provided security for their respective obligations to the Lenders in the form of the Collateral under the Security Documents (as defined below); and

                  WHEREAS, NBD is willing to make the amendments requested and to enter into the Intercreditor Agreement and the other agreements referred to herein upon the terms and subject to the conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows, intending to be legally bound.

                                   ARTICLE I.

                                   DEFINITIONS


               .1 CERTAIN DEFINITIONS. As used herein, the following terms have the following respective meanings:

               .2 "ACTIVE SUBSIDIARY" means a Subsidiary of the Company which is not an Inactive Subsidiary.

                  "ACTIVE DOMESTIC SUBSIDIARY" means an Active Subsidiary which is also a Domestic Subsidiary.

                  "ACTIVE FOREIGN SUBSIDIARY" means an Active Subsidiary which is also a Foreign Subsidiary.

                  "ACTUARIAL PRESENT VALUE OF ACCUMULATED PLAN BENEFITS" shall mean, with respect to any Plan as of any date, the "Actuarial present value of accumulated plan benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35, determined pursuant to generally accepted accounting principles, uniformly applied.

                  "ADVANCE" means any New Facility Loan, and any Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, includes each officer or director or holder of 10% or more of the Company's voting stock. For the purposes of this definition, "control" means possessing the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AMENDED TERM NOTE" means the Fourth Amended and Restated NBD Term Note of the Company substantially in the form of Exhibit D payable to the order of NBD evidencing the aggregate indebtedness of the Company to NBD under the NBD Term Loan Agreement as amended hereunder, as the Amended Term Note may be amended, supplemented or otherwise modified from time to time.

                  "AUTHORIZATION NOTE" means the demand promissory note of the Company evidencing the Company's obligations under the Authorization Letters of Credit, in substantially the form of Exhibit H, as amended or modified from time to time and together with any promissory notes issued in exchange or replacement therefor.

                  "AUTHORIZATION LETTER OF CREDIT" means a standby or commercial letter of credit or bankers acceptance having a stated expiry date not later than the Automatic Termination Date, as in effect from time to time, issued by NBD, in its sole and uncontrolled discretion, pursuant to Section 3.1(a)(ii) for the account of the Company under an application and related documentation acceptable to NBD requiring, among other things, the Company to immediately reimburse NBD in respect of all drafts or other demands for payment honored thereunder and all expenses paid or incurred by NBD relative thereto.

                  "AUTHORIZATION LETTER OF CREDIT ADVANCE" means any issuance of an Authorization Letter of Credit.

                  "AUTOMATIC TERMINATION DATE" means May 1, 1997, PROVIDED, HOWEVER, that, upon the Company delivering to NBD a certificate required under
Section 7.1(d)(ii) demonstrating that the Consolidated Tangible Net Worth of the Company and its Subsidiaries, determined in accordance with GAAP, equals or exceeds $12,000,000, this term shall thereafter mean November 1, 1997.

                  "BOND DEFAULT" means the occurrence of an Event of Default under Section 601(h) of the Trust Indenture or under Section 201(d)(5) of the Trust Indenture, or any corresponding default under the Loan Agreement referred to in the Trust Indenture.

                  "BORROWING BASE" means an amount equal to the sum of (a) the funds held in the Cash Collateral Account, plus (b) the Cash Equivalent Amount, plus (c) 80% of the Eligible Accounts Receivable, plus (d) the Eligible Inventory Amount. The Borrowing Base shall be calculated as of each specified date (a "calculation date") as follows: A Borrowing Base shall be calculated (the "New Rate Borrowing Base") using the New York foreign exchange selling rates in effect on the calculation date as reported in the Wall Street Journal Midwest Edition, and a Borrowing Base shall be calculated (the "Old Rate Borrowing Base") using the October 1995 Exchange Rates. The New Rate Borrowing Base shall be subtracted from the Old Rate Borrowing Base, and the difference not exceeding $500,000, if positive, shall be added to (or, if negative, shall be subtracted from) the New Rate Borrowing Base, which sum shall constitute the Borrowing Base.

                  "BORROWING BASE CERTIFICATE" shall have the meaning specified in Section 7.1(d)(vi).

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which the Agent or any Lender is not open to the public for carrying on substantially all of its banking functions.

                  "CAPITAL EXPENDITURES" means capital expenditures as defined and classified in accordance with GAAP and including, without duplication, any Capital Lease and capitalized software developments costs of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

                  "CAPITAL LEASE" of any person means any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on such person's books.

                  "CAPITAL STOCK" of any person means any equity securities, any securities exchangeable for or convertible into equity securities, and any warrants, rights or other options to purchase or otherwise acquire such securities.

                  "CASH COLLATERAL ACCOUNT" shall have the  meaning specified in
Section 5.5.

                  "CASH EQUIVALENT AMOUNT" means the lesser of (a) the value of all collected funds held in accounts maintained by the Company with NBD, and (b) $750,000.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" means all collateral in which the Agent has been granted a Lien by the Company or any of its Subsidiaries under any of the Security Documents.

                  "CONSOLIDATED"  or   "CONSOLIDATED"   means,  when  used  with
reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" shall have the meaning specified in the PML Note Agreement, except that any reference therein to "generally accepted accounting principles" shall mean GAAP, as defined herein.

                  "CONSOLIDATED  FIXED CHARGES" for any period means the sum of:
(a) interest expense (including the interest component of Rentals under Capital Leases and capitalized interest, but not including any interest expense accrued or paid under any Subordinated Debt), of the Company and its Subsidiaries for such period and (b) Rentals of the Company and its Subsidiaries under all leases other than Capital Leases.

                  "CONSOLIDATED FIXED CHARGE NET INCOME" for any period means the consolidated net income and net losses of the Company and its Subsidiaries determined in accordance with GAAP, but excluding therefrom (a) any extraordinary gain or loss and (b) the net income of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest to the extent that it has not been received by the Company or such Subsidiary in the form of dividends or other similar distributions.

                  "CONSOLIDATED  INCOME  AVAILABLE  FOR FIXED  CHARGES"  for any
period means the sum of Consolidated Fixed Charge Net Income for such period, plus (to the extent deducted in determining Consolidated Fixed Charge Net Income) (a) all provisions for any federal, state, or other income taxes made by the Company and its Subsidiaries during such period, (b) interest expense (including the interest component of Rentals under Capital Leases and capitalized interest) of the Company and its Subsidiaries during such period, and (c) Rentals of the Company under all leases other than Capital Leases.

                  "CONSOLIDATED TOTAL CAPITALIZATION" shall have the meaning specified in the PML Note Agreement, except that any reference therein to "generally accepted accounting principles" shall mean GAAP, as defined herein.

                  "CONSOLIDATED TOTAL INDEBTEDNESS" shall have the meaning specified in the PML Note Agreement, except that any reference therein to "generally accepted accounting principles" shall mean GAAP, as defined herein.

                  "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "CREDIT OBLIGATIONS" means all present and future obligations and other liabilities of the Company and its Subsidiaries arising under or included within the Outstanding Facilities, as amended from time to time, including without limitation any interest, premium, fees, expenses, and charges relating thereto and all renewals, extensions, and refundings of the foregoing. The principal amount of the Credit Obligations shall be the aggregate of the outstanding principal amount of all loans outstanding under the Outstanding Facilities plus the face amount of the IRB L/C and the Letters of Credit plus the unreimbursed portions of any amounts drawn under the IRB L/C and the Letters of Credit.

                  "CURRENCY" means any non-Dollar currency in which a foreign branch of NBD is willing to issue a Letter of Credit Advance under this Agreement or has made a loan under the European Facility.

                  "DEBENTURE" means the Debenture dated November 8, 1994, between Hurco Europe and NBD, as amended from time to time, securing Hurco Europe's and Hurco GmbH's obligations under the European Facility.

                  "DOLLAR EQUIVALENT" means, with respect to each Advance in Dollars, the amount thereof, and, with respect to each Advance or loan under the European Facility in a Currency, the sum in Dollars resulting from converting the amount of such Advance or loan from the relevant Currency into Dollars at the most favorable spot exchange rate determined by NBD to be available to it for purchasing that Currency with Dollars at 11:00 a.m. local time for the relevant foreign exchange market on the date such Advance or loan is disbursed, or on such other date as of which the Dollar Equivalent determination is to be made.

                  "DOLLARS" and "$" means the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARIES" means all Subsidiaries of the Company which are organized under the laws of one of the states of the United States.

                  "EBITDA"  means,  for any  period,  the sum of (i) net  income determined in accordance with GAAP (without taking into account any extraordinary gains or non-cash extraordinary losses), (ii) interest expense determined in accordance with generally accepted accounting principles, (iii) depreciation and amortization, (iv) federal, state and local income taxes, in each case for the Company and its Consolidated Subsidiaries, determined in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

                  "ERISA AFFILIATE" means all Subsidiaries and any trade or business (whether or not incorporated) which is a member of a group of corporations or trades and businesses of which the Company or any Subsidiary is a member and which is under common control with the Company or any Subsidiary within the meaning of Section 414 of the Code.

                  "EFFECTIVE DATE" means the effective date specified in Section 9.15.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means all accounts receivable included in the consolidated financial statements of the Company and its Subsidiaries, before reserves for bad debts, all determined in accordance with GAAP, other than any such accounts receivable which are more than 90 days past due, or are due from any Affiliate or Subsidiary of the Company.

                  "ELIGIBLE INVENTORY" means all inventories, including without limitation raw materials, work in process, and finished goods, included in the consolidated financial statements of the Company and its Subsidiaries, determined in accordance with GAAP.

                  "ELIGIBLE INVENTORY AMOUNT" means the lesser of (a) 65% of the value of the Eligible Inventory and (b) $16,500,000.

                  "ENVIRONMENTAL LAWS" means all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any other national government having jurisdiction over the Company or the Guarantor, or by any state, province, municipality, or other subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, concerning the protection of, or regulating the discharge of substances into, the environment.

                  "EQUITY INFUSION" means the amount of the proceeds (net of reasonable issuance expenses) realized from the sale by the Company or any of its Subsidiaries of any Capital Stock or Subordinated Debt of the Company or any of its Subsidiaries, PROVIDED, HOWEVER, that for purposes of Section 7.2(p), "Equity Infusion" means the Company receiving net proceeds of an Equity Infusion or Infusions on or before October 31, 1997, aggregating not less than $3,000,000.

                  "EVENT OF DEFAULT" means any of the events or conditions described in Section 8.1.

                  "FISCAL YEAR" or "FISCAL YEAR" means the fiscal year of the Company, which presently begins on November 1 of each calendar year and ends on October 31 of the following calendar year. Each Fiscal Year may be referred to by reference to the calendar year during which the Fiscal Year ends, and may be divided into four "fiscal quarters".

                  "FLOATING RATE" means a rate per annum that is equal to the sum of (a) one-quarter of one percent (1/4 of 1%) per annum, plus (b) the Prime Rate, PROVIDED, HOWEVER, that, upon the Company delivering to NBD a certificate required under Section 7.1(d)(ii) demonstrating that the Consolidated Tangible Net Worth of the Company and its Subsidiaries, determined in accordance with GAAP, equals or exceeds $15,000,000, and until such time as the Company delivers such a certificate demonstrating otherwise, this term shall mean a rate per annum that is equal to the Prime Rate with respect to amounts outstanding under the New Facility Note only.

                  "FOREIGN SUBSIDIARIES" means all Subsidiaries of the Company which are organized under the laws of a jurisdiction other than the United States or one of its states.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements of the Company for the fiscal year ended October 31, 1995, referred to in Section 6.5.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles as determined from time to time by the Financial Accounting Standards Board or any successor organization.

                  "INACTIVE SUBSIDIARY" means a Subsidiary of the Company not actively engaged in business, and which has assets with a book value less than or equal to $10,000. Schedule 6.9 lists all Inactive Subsidiaries existing on the Effective Date.

                  "INDEBTEDNESS" or "INDEBTEDNESS" of any person means, as of any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of the lessee, (c) all obligations which are secured by any lien or encumbrance existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, and (d) all obligations of others similar in character to those described in clauses (a) through (c) of this definition for which such person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "INTANGIBLE ASSETS" means, for the Company or any of its Subsidiaries, the net book value, calculated in accordance with GAAP, of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) deferred taxes and deferred charges, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under generally accepted accounting principles.

                  "INTEREST PAYMENT DATE" means the last day of each calendar month, beginning with the first such day after the Effective Date.

                  "LEASEHOLD MORTGAGE" means the Leasehold Mortgage and Assignment of Rents dated as of March 24, 1994, executed by the Company in favor of the Agent, as amended from time to time, providing the Agent with a first mortgage on the leasehold estate with respect to the Guarantor's headquarters facility located in Farmington Hills, Michigan.

                  "LETTER OF CREDIT" means any Authorization Letter of Credit or any New Facility Letter of Credit.

                  "LETTER OF CREDIT ADVANCE" means any Authorization Letter of Credit Advance or any New Facility Letter of Credit Advance.

                  "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in Section 2.5.

                  "LIEN" means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, similar preferential arrangement or other claim or right.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the documents evidencing the Outstanding Facilities, the Security Documents, and any other instrument, agreement, or other writing or filing executed by the Company or the Guarantor in connection therewith.

                  "MORTGAGE" means the Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of March 24, 1994, executed by the Company in favor of the Agent, as amended from time to time, providing the Agent with a first mortgage on the Company's headquarters facility located in Marion County, Indiana.

                  "MULTIEMPLOYER PLAN" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "NET ASSETS AVAILABLE FOR BENEFITS" shall mean, with respect to any Plan as of any date, the "Net assets available for benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35, determined pursuant to generally accepted accounting principles, uniformly applied.

                  "NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries after deductions for income taxes, determined in accordance with GAAP.

                  "NEW FACILITY ADVANCE" means the issuance of any New Facility Loan or any New Facility Letter of Credit Advance.

                  "NEW FACILITY COMMITMENT" means NBD's commitment to make New Facility Loans and Letter of Credit Advances under the New Facility pursuant to
Section 2.1 in an aggregate principal amount not to exceed $24,500,000 at any time.

                  "NEW FACILITY LETTER OF CREDIT" means (a) a commercial letter of credit, bankers acceptance, or bank guaranty having a stated expiry date not later than the earlier of (i) 180 days after the issuance date, and (ii) the date which is 30 days prior to the Automatic Termination Date, or (b) a standby letter of credit having a stated expiring date not later than the earlier of (i) eighteen months after the issuance date, and (ii) November 1, 1997, each issued by NBD under the New Facility for the account of the Company under an application and related documentation acceptable to NBD requiring, among other things, the Company to immediately reimburse NBD in respect of all drafts or other demands for payment honored thereunder and all expenses paid or incurred by NBD relative thereto.

                  "NEW FACILITY LETTER OF CREDIT ADVANCE" means any issuance of a New Facility Letter of Credit under the New Facility.

                  "NEW FACILITY LOAN" means any borrowing under Section 3.1 (other than a Letter of Credit Advance) or Section 2.5.

                  "NEW FACILITY NOTE" means the New Facility Note of the Company substantially in the form of Exhibit A payable to the order of NBD evidencing the aggregate indebtedness of the Company to NBD under the New Facility, as the New Facility Note may be amended, supplemented or otherwise modified from time to time.

                 "NOTES" means the Authorization Note and the New Facility Note.

                  "OCTOBER 1995 EXCHANGE RATES" means the following rates of exchange, expressed as the Dollar Equivalent per unit, for the following
Currencies:

                           British Pound                               $1.5805
                           German Mark                                   .7107
                           French Franc                                  .2049
                           Singapore Dollar                              .7072
                           Hong Kong Dollar                              .1293

                  "OUTSTANDING FACILITIES" means, collectively, the New Facility, the New Facility Note, the NBD Term Loan Agreement (as amended hereby), the Amended Term Note, the Reimbursement Agreement (as amended hereby), the IRB L/C, the Hurco Guaranty, the NBD Guaranty, the Authorization Note, and the Letters of Credit, each as existing following the execution of this Agreement.

                  "OVERDUE  RATE"  means,   with  respect  to  the   Outstanding
Facilities, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED  INVESTMENTS"  means any  investment  in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated not less than "P-1" if rated by Moody's Investors Services, Inc., or not less than "A-1" if rated by Standard and Poor's Corporation, or (iii) time deposits or demand deposits with, including certificates of deposit issued by, a financial institution (which may be the Agent or any other financial institution) having a long-term debt rating of at least "A" as assigned by a nationally recognized credit rating agency, PROVIDED in each case that such investment matures within 90 days from the date of its acquisition.

                  "PERSON" or "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "PLAN" means any employee pension benefit plan subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code
(i) which has been established or maintained by the Company or any ERISA Affiliate, (ii) to which the Company or any ERISA Affiliate has been required to contribute on behalf of any of its employees, or (iii) which any predecessor company has established, maintained or contributed to and with respect to which the predecessor company, the PBGC, the Internal Revenue Service, the Department of Labor, or any governmental agency claims or any court determines that the Company or any ERISA Affiliate has acted as an employer.

                  "PLEDGE AGREEMENT" means the Pledge Agreement dated as of March 24, 1994, executed by the Company in favor of the Agent, as it may be amended or modified from time to time.

                  "PRIME RATE" means the rate per annum equal to the greater of:

                           (a)       the  per annum rate  announced  by NBD from
time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by NBD to any of its customers), which prime rate shall change simultaneously with any change in such announced rate, and

                           (b)       the sum  of  (i) one  and one-half  percent
(1-1/2%) per annum plus (ii) the per annum federal funds rate for overnight borrowings from other banks in NBD's regional federal funds market at the opening of business on each day, as determined by NBD; all as conclusively determined in good faith by NBD, absent manifest error in calculation, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/100 of 1%.

                  "PROHIBITED TRANSACTION" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "RENTALS" as of the date of any determination thereof means all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary of the Company, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary of the Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "REPORTABLE  EVENT" means a  reportable  event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "SECURITY AGREEMENT-GUARANTOR" means the Security Agreement dated as of March 24, 1994, executed by the Guarantor in favor of the Agent, as it may be amended or modified from time to time.

                  "SECURITY AGREEMENT-HURCO" means the Security Agreement dated as of March 24, 1994, executed by the Company in favor of the Agent, as it may be amended or modified from time to time.

                  "SECURITY AGREEMENT-IMS" means the Security Agreement-IMS dated as of June 13, 1995, executed by IMS in favor of the Agent, as it may be amended or modified from time to time.

                  "SECURITY  AGREEMENTS"  means,   collectively,   the  Security
Agreement-Guarantor,    the   Security    Agreement-IMS,    and   the   Security
Agreement-Hurco.

                  "SECURITY DOCUMENTS" means the Security Agreements, the Mortgage, the Leasehold Mortgage, the NBD Guaranty, the Hurco Guaranty, the Pledge Agreement, the Debenture, and all other Security Documents as defined in the Intercreditor Agreement, together with any other instrument, agreement, financing statement, landlord's waiver, or other writing or filing executed in connection therewith.

                  "SUBORDINATED DEBT" of any person means any Indebtedness for borrowed money which expressly provides that no payment of any principal or interest shall be made to the holders thereof so long as the Advances remain outstanding and which is otherwise expressly subordinate and junior in right and priority of payment to all Advances and other Indebtedness of such person to NBD in the manner and by agreement satisfactory in form and substance to NBD.

                  "SUBSIDIARY" of any person means any corporation (whether now existing or hereafter organized or acquired), in which at least a majority of the securities of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency), at the time as of which the determination is being made, is owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

                  "TANGIBLE NET WORTH" of any person means, as of any date, (a) the amount of any capital stock, paid-in capital and similar equity accounts, plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person, and excluding the amount of any foreign currency translation adjustment account shown as a capital account of such person, plus
(b) the amount of any  Subordinated  Debt, less (c) any treasury stock, and less
(d) the Intangible Assets of such person.

                  "TERMINATION   DATE"  means  the  earliest  to  occur  of  the
following: (i) the Automatic Termination Date, or (ii) the date upon which the Credit Obligations are declared due and payable under Section 8.2.

                  "TRUST INDENTURE" means the Trust Indenture dated as of September 1, 1990, between the City of Indianapolis, Indiana, and First of America Bank-Indianapolis, as trustee, as amended from time to time, entered into in conjunction with the IRB Bonds.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Michigan; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Michigan, the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                           .2        OTHER  DEFINITIONS;  RULES OF CONSTRUCTION.
As used  herein,  the  terms  defined  in the  introductory  paragraphs  of this
Agreement shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. All references to the "face amount" of any Letters of Credit shall mean the maximum amount available to be drawn thereunder, assuming compliance with all conditions to drawing.


                                   ARTICLE II.

                                THE NEW FACILITY


                           .3        AGREEMENT OF NBD.

                                   (a)      NEW   FACILITY.  (i)   NBD   agrees,
subject to the terms and conditions of this Agreement, to establish for the Company the New Facility through its main office in Detroit, Michigan, and its foreign branches, from and including the Effective Date to but excluding the Termination Date, and to make loans under the New Facility pursuant to Section
2.5 and Section  3.1, and to issue New  Facility  Letters of Credit  pursuant to
Section 3.1, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the New Facility Commitment as of the date the Advance is made.

                                     (i)     NBD  agrees  that the  New Facility
consolidates, restates, and supersedes the 1994 Credit Agreement, and the Company hereby acknowledges, accepts, and ratifies the New Facility. All amounts outstanding under the 1994 Credit Agreement on the Effective Date shall constitute New Facility Loans under the New Facility. Each letter of credit, bankers acceptance, and bank guaranty issued by NBD for the Company's account which is outstanding on the Effective Date (other than the IRB L/C and Authorization Letters of Credit) shall constitute New Facility Letters of Credit issued under the New Facility.

                                   (b)       LIMITATION  ON AMOUNTS OF ADVANCES.
Notwithstanding anything in this Agreement to the contrary,

                                     (i)     the aggregate  principal  amount of
Advances under the New Facility outstanding at any time shall not exceed the New Facility Commitment;

                                     (ii)    the aggregate  principal  amount of
Advances outstanding under the New Facility plus the principal amount outstanding under the European Facility plus the aggregate principal amount of Authorization Letter of Credit Advances outstanding and principal amounts outstanding under the Authorization Note at any time shall not exceed the amount of the Borrowing Base as of the most recent Borrowing Base Certificate;

                                     (iii)   the aggregate  principal  amount of
New Facility Advances made to the Company, together with the aggregate amount of loans made to Hurco Europe and Hurco GmbH under the European Facility, outstanding at any time shall not exceed $27,000,000;

                                     (iv)    the aggregate  principal  amount of
any New Facility Letter of Credit Advances outstanding at any time shall not exceed $9,500,000;

                                     (v)     the aggregate  principal  amount of
any New Facility Letter of Credit Advances outstanding at any time in the form of standby letters of credit shall not exceed $2,000,000; and

                                     (vi)     the aggregate  principal amount of
any Authorization Letter of Credit Advances outstanding at any time shall not exceed $2,000,000.

                           .4 A  AUTHORIZATION  LETTERS OF CREDIT.  NBD,  in its
sole and uncontrolled discretion, and subject to Section 2.1(b)(ii), may issue Authorization Letters of Credit for the benefit of the Company pursuant to
Section 3.1(a)(ii) from time to time to but excluding the day which is 120 days prior to the Automatic Termination Date, as in effect from time to time, not to exceed at any time outstanding the aggregate amount of $2,000,000.

                           .5    AMOUNT  OF  LETTER  OF  CREDIT  ADVANCES.   For
purposes of this Agreement, a Letter of Credit Advance (a) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such letter of credit that have not been reimbursed as provided in Section 2.5, and (b) shall be deemed outstanding at all times on and before the stated expiry date of the related Letter of Credit or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn or on which the Letter of Credit is surrendered by the beneficiary, and thereafter until all related reimbursement obligations have been paid pursuant to Section 2.5. As provided in Section 2.5, upon each payment made by NBD in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each New Facility Loan deemed advanced in respect of the related reimbursement obligation.

                           .6    FEES.

                                   (a)      COMMITMENT FEE.  The Company  agrees
to pay to NBD a commitment fee on the unused New Facility Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to one-half of one percent (1/2 of 1%) per annum, payable monthly in arrears on each Interest Payment Date.

                                   (b)      CLOSING FEE. The  Company  agrees to
pay to NBD a closing  fee in the amount of  $90,000  on or before the  Effective
Date.

                                   (c)      AUTHORIZATION USAGE FEE. The Company
agrees to pay to NBD an initial usage fee of $10,000 on or before the Effective Date, and a fee of $10,000 on or before the first date that an Authorization Letter of Credit Advance is made in an amount which, together with the amount of all Authorization Letters of Credit then outstanding, equals or exceeds $2,000,000.

                                   (d)      DEFERRAL  FEE.  The  Company  agrees
to pay to NBD a deferral fee of $12,500 on or before the Effective Date.

                                   (e)      LEVERAGE  FEE. The Company agrees to
pay to NBD on each payment date set forth below the amounts set forth next to such payment date if the Company does not deliver to NBD a certificate required under Section 7.1(d)(ii) as of the corresponding reporting date set forth below which demonstrates that the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the reporting date, determined in accordance with GAAP, equals or exceeds $12,000,000:

Reporting                           Leverage                  Payment
DATE                                FEE                       DATE

July 31, 1996                       $ 60,000                  August 25, 1996
August, 31, 1996                      60,000                  September 25, 1996
September 30, 1996                   100,000                  October 25, 1996
October 31, 1996                     100,000                  November 25, 1996

                           .7        LETTER OF CREDIT FEES.  The Company  agrees
to pay to NBD a fee at the rate equal to (a) two percent (2%) per annum on the amount of each Letter of Credit Advance made after the Effective Date (I.E., this fee shall not be payable in respect of the Letters of Credit which are outstanding on the Effective Date) in the form of a standby letter of credit, a time draft, a bankers acceptance, or a bank guaranty, and (b) one-half of one percent (1/2 of 1%) per annum on the amount of each Letter of Credit Advance made after the Effective Date (I.E., this fee shall not be payable in respect of the Letters of Credit which are outstanding on the Effective Date) in the form of a sight draft, each to be calculated from the date of the Letter of Credit Advance until the stated expiry date of the corresponding Letter of Credit. Such fees are nonrefundable and the Company shall not be entitled to any rebate if a Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to NBD, on demand, all other customary administrative fees, charges, and expenses relating to issuing, negotiating, accepting, amending, transferring, and paying all Letters of Credit, or otherwise payable pursuant to the documents under which each Letter of Credit is issued. Such fee is payable at the time the Company requests any Letter of Credit Advance.

                           .8        LETTER OF  CREDIT  REIMBURSEMENT  PAYMENTS.
(a) The Company agrees to pay to NBD on the day on which NBD honors a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by NBD in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by NBD relating thereto. Unless such payment has been made on such day, upon each such payment, NBD shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a New Facility Loan made on such day bearing interest at the applicable rate in an amount equal to the amount so paid under the Letter of Credit. The New Facility Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any New Facility Loan set forth in Article III and, to the extent of the New Facility Loan disbursed, the Company's reimbursement obligation under this Section shall be deemed satisfied, PROVIDED, HOWEVER, that disbursing a New Facility Loan in spite of the failure to satisfy any conditions for disbursement shall not constitute a waiver of any Event of Default.

                                   (a)    The Company's reimbursement obligation
under this Section shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all the Company's obligations hereunder shall have been satisfied, notwithstanding the occurrence of any of the following events, whether or not with notice to, or the consent of, the Company:

                                     (i)     Any    lack    of    validity    or
enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                                     (ii)   Any amendment, modification, waiver,
consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                                     (iii)   The existence of any claim, setoff,
defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), NBD, or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                                     (iv)    Any  draft  or  other  statement or
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                     (v)     Payment to  the  beneficiary  under
any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, so long as such documents substantially comply with the terms of the Letter of Credit;

                                    (vi)     Any  failure,  omission,  delay  or
lack on the part of any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of any such party;

                                     (vii)   Any  other  event  or  circumstance
that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from performing or observing any obligation, covenant or agreement contained in this Section.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against NBD.



                                  ARTICLE III.

                        DISBURSEMENTS UNDER NEW FACILITY

                           .9        DISBURSEMENT   OF   ADVANCES.   (a) (i) The
Company shall give NBD notice of its request for each New Facility Advance in substantially the form of Exhibit B hereto not later than 12:00 p.m. Noon Detroit time (i) five Business Days prior to the date any New Facility Letter of Credit Advance is requested to be made, and (ii) on the Business Day any New Facility Loan is requested to be made, which notice shall specify whether a New

Facility Loan or a New Facility Letter of Credit is requested and, in the case of each New Facility Letter of Credit Advance, such information as may be necessary for its issuance by NBD. Subject to the terms of this Agreement, the proceeds of each requested New Facility Advance shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at NBD's principal office.

                                     (i)     The  Company  shall give NBD notice
of its request for each Authorization Letter of Credit Advance in accordance with Section 9.2 not later than 12:00 p.m. Noon Detroit time five Business Days prior to the date any Authorization Letter of Credit Advance is requested to be made, which notice shall contain such information as may be necessary for its issuance by NBD. The Company shall contemporaneously provide PML with a copy of such request in the manner specified for notices in the Intercreditor Agreement.

                                   (b)     All  New  Facility  Loans   shall  be
evidenced by the New Facility Note, all reimbursement obligations under the Authorization Letters of Credit shall be evidenced by the Authorization Note, and all such loans shall be due and payable and bear interest as provided in this Agreement. NBD is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each loan, the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of NBD to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the loans, all accrued interest thereon, and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms of this Agreement, the Company may borrow New Facility Loans under this Section, prepay New Facility Loans pursuant to Section 5.2, and reborrow New Facility Loans under this Section.

                                   (c)   Subject to the terms of this Agreement,
NBD shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit for the account of the Company. Notwithstanding anything herein to the contrary, NBD may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance, or the terms of the drawing are unacceptable to it.

                                   (d)    Notwithstanding any provisions of this
Agreement, it is understood and agreed that NBD shall at no time be obligated to make any Authorization Letter of Credit Advance hereunder, despite compliance with any express conditions precedent thereto, and NBD shall be privileged at any time to make demand for payment of the Authorization Note, the reimbursement obligations, the cash collateral obligations pursuant to Section 5.2A, and all other indebtedness, obligations and liabilities of the Company to NBD in connection with the Authorization Letters of Credit, despite the fact that there may not then exist an Event of Default.

                           .10       CONDITIONS  FOR  FIRST  DISBURSEMENT.   The
obligation of NBD to make the first Advance hereunder is subject to the Company delivering the following documents and the following matters being completed, all in form and substance satisfactory to NBD:

                                   (a)     CHARTER  DOCUMENTS.  Certificates  of
recent date of the appropriate authority or official of the Company's and the Guarantor's respective jurisdiction of organization listing all charter documents of the Company and the Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of the Company and the Guarantor, respectively, together with copies of the charter documents of the Company and the Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company and the Guarantor, respectively;

                                   (b)     BY-LAWS AND CORPORATE AUTHORIZATIONS.
Copies of the by-laws of the Company and the Guarantor, together with all authorizing resolutions and evidence of other corporate action taken by the Company and the Guarantor to authorize their respective execution, delivery and performance of this Agreement and the other Loan Documents to which the Company or the Guarantor is a party and the consummation by the Company or the Guarantor of the transactions contemplated hereby and thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and the Guarantor, respectively;

                                   (c)     INCUMBENCY CERTIFICATE.  Certificates
of incumbency of the Company and the Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company and the Guarantor in connection with this Agreement and the other Loan Documents to which the Company or the Guarantor is a party, and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and the Guarantor;

                                   (d)     NOTES.  The  New  Facility  Note, the
Amended Term Note, and the Authorization Note, each duly executed on the Company's behalf;

                                   (e)    EUROPEAN FACILITY. A letter agreement,
in form and substance satisfactory to NBD, amending the European Facility, duly executed by Hurco Europe and Hurco GmbH, a confirmation of the Debenture, duly executed by Hurco Europe, and a confirmation of the Hurco Guaranty duly executed by the Company, together with any documents and certificates required to be delivered thereunder;
                                   (f)     LEASED  PROPERTY.   Schedule   3.2(f)
setting forth all real property leased by the Company and the Guarantor, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                                   (g)     CONFIRMATIONS.  A Confirmation of the
NBD Guaranty and the Security Agreement-Guarantor duly executed by the Guarantor, a confirmation of the Hurco Guaranty, the Pledge Agreement, the Security Agreement-Hurco, the Mortgage, and the Leasehold Mortgage duly executed by the Company, and a confirmation of the Security Agreement-IMS duly executed by IMS;
                                   (h)     LEGAL   OPINIONS.     The   favorable
written opinion of counsel for the Company, the Guarantor, and IMS, substantially in the form of Exhibit C, and as to such other matters as NBD may reasonably request;

                                     (i)     CONSENTS, APPROVALS,  ETC.   Copies
of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement and the other Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or if none is required, a certificate of such officer to that effect;

                                   (j)     FEES.  The  fee  described in Section
2.3(b) and the initial usage fee described in Section 2.3(e) shall have been paid to NBD;

                                   (k)     LEGAL  FEES.   The  reasonable   fees
and out-of-pocket expenses submitted to the Company by counsel to NBD and the Agent incurred prior to the Effective Date in connection with preparing and executing this Agreement and the Security Documents, to the extent then available; and

                                   (l)     OTHER  DOCUMENTS.  The Company  shall
deliver such other agreements, documents and certificates requested by NBD.

                           .11       FURTHER  CONDITIONS FOR  DISBURSEMENT.  The
obligation of NBD to make any Advance (including the first Advance) is further subject to the satisfaction of the following conditions precedent:

                                   (a)     The  representations  and  warranties
contained in Article VI hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;
                                   (b)     No Event of Default,  and no event or
condition which might become such an Event of Default with notice or lapse of time, or both, shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); and

                                   (c)     NBD shall have received the Borrowing
Base Certificate required to be delivered under Section 7.1(d)(vi) as of the day next preceding the date of such Advance, and the aggregate principal amount of the Advances then outstanding, after giving effect to the requested Advance, does not exceed the Borrowing Base as calculated in the Borrowing Base Certificate; and
                                   (d)     In  the  case of any Letter of Credit
Advance, the Company shall have delivered to NBD an application for the related Letter of Credit and other related documentation requested by NBD appropriately completed and duly executed on the Company's behalf.

The Company shall be deemed to have made a representation and warranty to NBD at the time of making each Advance to the effect set forth in clauses (a) and (b) of this Section.

                           .12       MINIMUM  AMOUNTS.  Except for New  Facility
Loans which exhaust the entire remaining amount of the New Facility Commitment, each loan hereunder and each prepayment thereof shall be in a minimum amount of $200,000 and in an integral multiple of $10,000. Each Letter of Credit hereunder shall be in a minimum face value of the Dollar Equivalent of $100,000.

                                   ARTICLE IV.

                        AMENDMENTS TO TERM LOAN AGREEMENT
                           AND REIMBURSEMENT AGREEMENT


                           .13       ADMINISTRATION OF  OUTSTANDING  FACILITIES.
The Company will pay or cause to be paid all amounts required to be paid on the NBD Term Loan Agreement and the Reimbursement Agreement under Section 5.3 and perform or cause to be performed all other obligations contained in the Outstanding Facilities, except to the extent any such performance would be inconsistent with the requirements of this Agreement. The NBD Term Loan Agreement, the Reimbursement Agreement, and the IRB L/C shall continue to be governed by the documents under which they were originally issued, as amended through the Effective Date, and as further amended under this Agreement below.

                           .14       AMENDMENTS  TO  NBD TERM  LOAN.   After the
Effective Date, the NBD Term Loan Agreement is amended as follows:

                                    (a)      DEFINITIONS.  Section   1.1 of  the
NBD Term Loan Agreement is amended by adding the following definition: "'NEW FACILITY CREDIT AGREEMENT' shall mean the Amended and Restated Credit Agreement and Amendment to Term Loan Agreement dated as of January 26, 1996, between the Borrower and the Bank, as such agreement may be amended from time to time."

                                    (b)     PAYMENT PROVISIONS OF THE TERM LOAN.
The Term Note (as defined in the NBD Term Loan Agreement) is amended and restated by the Amended Term Note. The due date of each principal payment required under Section 3.1 of the NBD Term Loan Agreement shall be amended to require that the principal amount of the Term Loan (as defined in the NBD Term Loan Agreement) shall be payable in installments of (i) $1,467,568.28 payable on the earlier of the Equity Infusion and July 31, 1996, (ii) $1,250,000 on September 30, 1996, and (iii) $1,250,000 and all other outstanding amounts payable thereunder on September 30, 1997. The NBD Term Loan Agreement is further modified to provide that, notwithstanding any provisions therein to the contrary, on and after the Effective Date (as defined in this Agreement), interest shall accrue on the Term Loan at the Floating Rate (as defined in this Agreement), and be payable on each Interest Payment Date (as defined in this Agreement).

                                    (c)      COVENANTS.  The first  paragraph of
Section 5.1 of the NBD Term Loan Agreement is amended and restated to delete references and incorporation therein of the referenced Sections of the Credit Agreement (as defined therein), and to insert in lieu thereof and incorporate by reference the covenants set forth in Section 7.1 and Section 7.2 of this Agreement, including definitions of defined terms used therein and exhibits referred to therein, except that (i) all cross-references shall be deemed to refer to the relevant provision or provisions as incorporated therein, (ii) references therein to "hereof", "hereto", "herein", and "Agreement" shall be deemed to refer to the NBD Term Loan Agreement, (iii) Sections 7.1(a) through 7.1(j) shall be redesignated as Sections 5.1(a) through 5.1(j), respectively, and Sections 7.2(a) through 7.2(r) shall be redesignated as Sections 5.2(a) through 5.2(r), respectively, and (iv) references in such sections as incorporated therein to the defined term "Event of Default" shall be deemed references to that term as defined in the NBD Term Loan Agreement. Section 5.1 of the NBD Term Loan Agreement is further amended by changing the phrase "Credit Agreement" in the second paragraph of that Section to the phrase "New Facility Credit Agreement".

                                    (d)      EVENTS OF  DEFAULT.  Section 6.1 of
the NBD Term Loan Agreement is amended and restated to delete references and incorporation therein of the referenced Sections of the Credit Agreement (as defined therein) and to insert in lieu thereof and incorporate by reference the Events of Default set forth in Sections 8.1(a) through 8.1(j) of this Agreement, including definitions of defined terms used therein and exhibits referred to therein, except that (i) all cross-references shall be deemed to refer to the relevant provision or provisions as incorporated therein, (ii) references therein to "hereof", "hereto", "herein", and "Agreement" shall be deemed to refer to the NBD Term Loan Agreement, and (iii) Sections 8.1(a) through 8.1(j) shall be redesignated as Sections 6.1(a) through 6.1(j), respectively. Section
6.1 of the NBD Term Loan Agreement is further amended by changing the phrase "Credit Agreement" in the last two sentences of that Section to the phrase "New Facility Credit Agreement".

                           .15       AMENDMENTS  TO  REIMBURSEMENT   AGREEMENT.
After the Effective Date, the Reimbursement Agreement is amended as follows:

                                    (a)      DELAYING REPAYMENT OF REIMBURSEMENT
OBLIGATION. The text of Section 1.06 of the Reimbursement Agreement is designated as subsection (a) of that Section, and a new subsection (b) is added to Section 6.01, to read as follows: "Notwithstanding anything herein to the contrary, the Company may defer payment of its reimbursement obligations under this Agreement on account of the Bank's honoring of any draft under the Letter of Credit, such draft resulting from the expiry date under the Letter of Credit not being extended for at least one year under Section 6.10 hereof, to the Termination Date (as defined in the Credit Agreement (as defined in Section 4.02(b) hereof, as amended)). Prior to such due date, the Company shall pay interest on the reimbursement amount at the rate and on the dates interest is determined and due under the Credit Agreement on New Facility Loans (as defined therein)."

                                    (b)      NEGATIVE  COVENANTS.  The first two
sentences of Section 4.02(b) of the Reimbursement Agreement are amended to read as follows: "Permit or suffer the breach of any covenant or agreement contained in Section 7.2 of the Amended and Restated Credit Agreement and Amendment to Term Loan Agreement between the Company and the Bank, dated as of January 26, 1996 (as amended or modified from time to time with the written consent of the Bank, the "Credit Agreement"). All such provisions of Section 7.2, including definitions of defined terms used therein and exhibits referred to therein are hereby incorporated by reference and made a part of this Agreement to the same extent as if set forth fully herein, except that all cross-references shall be deemed to refer to the relevant provision or provisions as incorporated herein."

                                    (c)      EVENTS OF DEFAULT.  Section 5.01(i)
of the Reimbursement Agreement is amended to read as follows: "A default (not caused by the failure of the Bank to perform its payment obligations under the Letter of Credit and not a Bond Default (as defined in the Credit Agreement)) under any of the Operative Documents shall have occurred and be continuing without being cured or waived pursuant thereto; or".

                                   ARTICLE V.

                             PAYMENTS, PREPAYMENTS,
                          AND REDUCTIONS OF OBLIGATIONS


                           .16       PAYMENTS ON THE TERMINATION  DATE.   On the
Termination Date, the Company shall repay the entire unpaid amount of the New Facility and the other Outstanding Facilities and deposit into the Cash Collateral Account those amounts then required under Section 5.5 with respect to the IRB L/C and the Letters of Credit.

                           .17       PERMITTED   PRINCIPAL   PREPAYMENTS.    The
Company may at any time and from time to time prepay all or a portion of the principal amount of the New Facility Loans in accordance with Section 3.1(b), without premium or penalty, provided that the Company shall have notified NBD not later than 12:00 p.m. Noon Detroit time on the Business Day a prepayment is to be made.

                  5.2A AUTHORIZATION NOTE PAYMENTS. Unless earlier payment is required under this Agreement, the Company shall pay to NBD on demand the entire outstanding principal amount of the Authorization Note and immediately deliver cash collateral to NBD in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Authorization Letters of Credit, which cash collateral shall be held in the Cash Collateral Account and is hereby pledged to NBD to secure all indebtedness, obligations and liabilities of any kind of the Company to NBD, and the Company agrees to execute such further written agreements and documents in form and substance satisfactory to NBD to further document such pledge.

                           .18       OUTSTANDING FACILITY PAYMENTS.  The Company
shall pay or cause to be paid when due (a) all regularly scheduled principal payments on the Outstanding Facilities and (b) all payments of interest and fees (including without limitation letter of credit fees and commitment fees) which are owing under the Outstanding Facilities.

                           .19       MANDATORY PRINCIPAL PAYMENTS.

                                    (a)      SPECIAL  MANDATORY  PAYMENTS.   The
Company shall make or cause to be made to the Agent the payments required to be made under Section 3.1 of the Intercreditor Agreement. The amount of the New Facility Commitments shall be permanently reduced by an amount equal to all such payments which are applied on the New Facility Loans.

                                    (b)      VIOLATION OF BORROWING  BASE. If at
any time the principal amount of the outstanding Advances, plus the Dollar Equivalent of all amounts outstanding under the European Facility, exceeds the amount of the Borrowing Base established pursuant to the Borrowing Base Certificate most recently required to be delivered (a "Borrowing Base Violation"), the Company shall pay to NBD, within 5 days after notice of such Borrowing Base Violation has been given by NBD to the Company, an amount not less than the amount of such excess, to be applied first to the amounts outstanding under the New Facility, and then deposited in the Cash Collateral Account, PROVIDED, HOWEVER, that the Company may instead provide evidence satisfactory to NBD, within five days after delivering a Borrowing Base Certificate demonstrating a Borrowing Base Violation, that the Borrowing Base Violation no longer exists.

                                    (c)     VIOLATION OF COMMITMENT LIMITATIONS.
(i) If at any time the principal amounts outstanding under the New Facility exceed the New Facility Commitment, and upon written notice from NBD of such occurrence, the Company shall immediately pay to NBD an amount not less than the amount of such excess, to be applied first to the amounts outstanding under the New Facility, and then deposited in the Cash Collateral Account.

                                     (i)     If  at   any  time   the  aggregate
principal amounts outstanding under the New Facility and the European Facility exceed the sum of the New Facility Commitment plus the amount which NBD is authorized to provide under the European Facility, and upon written notice from NBD of such occurrence, the Company shall immediately pay (or cause to be paid by Hurco Europe or Hurco GmbH) to NBD an amount not less than the amount of such excess, to be applied first to the amounts outstanding under the New Facility, and then deposited in the Cash Collateral Account (or, if paid by Hurco Europe or Hurco GmbH, applied to the amounts outstanding under the European Facility).

                                    (d)      VIOLATION  OF   LETTER  OF   CREDIT
SUBLIMITS. If at any time the face amount of the New Facility Letters of Credit exceeds the lesser of $9,500,000 and the New Facility Commitment, or if the face amount of the standby New Facility Letters of Credit exceeds the lesser of $2,000,000 and the New Facility Commitment, or if the face amount of the Authorization Letters of Credit exceeds $2,000,000, the Company shall immediately pay to NBD an amount to be deposited in the Cash Collateral Account equal to the amount by which this excess exceeds the sum of all amounts then being held in the Cash Collateral Account allocable to the Authorization Letters of Credit.

                           .20       LETTERS OF CREDIT AFTER  TERMINATION  DATE.
(a) In the event that the IRB L/C or any Letter of Credit shall for any reason be outstanding on the Termination Date, the Company will pay to NBD cash or cash equivalents in an amount equal to the face amount of such letters of credit. Such funds shall either (i) be applied against the outstanding principal amounts of the NBD Facilities, or (ii) be held by NBD in a cash collateral account (the "Cash Collateral Account"), as NBD shall determine. All references in this
Section 5.5 to "letters of credit" shall include bankers acceptances and bank guaranties included within the Letters of Credit.

                                    (a)      The Cash  Collateral  Account shall
be (i) established by NBD on the Effective Date in its name (as a cash collateral account), (ii) held by and under NBD's sole dominion and control, and
(iii) subject to the terms of this Section. The Company hereby pledges, and grants to NBD a security interest in, all funds held in the Cash Collateral Account from time to time, all investments made with such funds, and all proceeds thereof, as security for the payment of all amounts due in respect of such letters of credit, whether or not then due.

                                    (b)      (i)  From time to time after  funds
are deposited in the Cash Collateral Account, and only to the extent that there are funds on deposit in the Cash Collateral Account in an amount greater than the undrawn face amount of all letters of credit secured by the Cash Collateral Account, NBD shall apply such excess funds then held in the Cash Collateral Account to pay any reimbursement obligations in accordance with subsection
(c)(ii) below, and then to pay any other amounts on the NBD Facilities as shall be or shall become due and payable by the Company to NBD.

                                     (i)     Except  as  otherwise   provided in
Section 5.5(d) below, upon expiration or earlier termination of all letters of credit, and thereafter upon payment in full of all Credit Obligations, all funds then held in the Cash Collateral Account shall be returned to the Company.

                                    (c)      Neither the Company  nor any person
or entity claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that if, at any time after applying the amounts to be paid under Section 5.5(c), (i) the funds in the Cash Collateral Account exceed the face amount of the letters of credit secured thereby plus a reasonable reserve determined by NBD as necessary to secure payment of all interest and commitment fees payable to NBD hereunder or under the documents relating to such liabilities, and all anticipated expenses of NBD allowable under Section 5.10 and Section 11.5 or such related documents, and (ii) no Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, shall exist or have occurred and be continuing, then the excess shall be returned to the Company.

                                    (d)      All  funds in the  Cash  Collateral
Account shall be invested in Permitted Investments offered by NBD and made in NBD's name for NBD's benefit. Interest and earnings thereon shall be held in the Cash Collateral Account and applied as permitted under Section 5.5(c) and
Section 5.5(d). Unless an Event of Default has occurred and is continuing, NBD shall act upon the Company's instructions from time to time with respect to the type, issuer, and maturity of Permitted Investments and the timing of any sale thereof, except that NBD shall sell such investments as required to satisfy the payments required to be made under Section 5.5(c).

                           .21       INTEREST PAYMENTS.

                                    (a)      NEW  FACILITY.  The  Company  shall
pay interest to NBD on the unpaid principal amount of the New Facility, from the date hereof until the New Facility is paid in full, on each Interest Payment Date and on the Termination Date, and thereafter on demand, at the Floating Rate.

                                    (b)      NBD TERM NOTE.  The  Company  shall
pay interest to NBD on the unpaid principal amount of the Amended Term Note, from the date hereof until the Amended Term Note is paid in full, on each
Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the Floating Rate.

                                    (c)      OVERDUE RATE.  Notwithstanding  the
foregoing, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Outstanding Facility and the New Facility, and any other amount payable by the Company hereunder (other than interest), which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

                           .22       PAYMENT METHOD.  All payments to be made to
NBD under this Agreement will be made in Dollars and in immediately available funds for NBD's account at NBD's address referred to in Section 11.2 not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. Detroit time on the next succeeding Business Day.

                           .23       NO SETOFF OR  DEDUCTION.  All  payments  of
principal of and interest on the Outstanding Facilities, and all other amounts payable by the Company hereunder, shall be made without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

                           .24       PAYMENT  ON   NON-BUSINESS  DAY;    PAYMENT
COMPUTATIONS. Whenever any installment of principal of, or interest on, the Outstanding Facilities, or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                           .25       ADDITIONAL COSTS. (a) In the event that any
applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to NBD, or any interpretation, phase-in, or administration thereof by any governmental authority charged with the interpretation, phase-in, or administration thereof, or compliance by NBD with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to NBD of any amounts payable under this Agreement (other than (A) taxes imposed on the overall net income of NBD by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which NBD has its principal office or any lending office, and
(B) taxes existing as of the Effective Date on the income of financial institutions imposed under Indiana law), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, letters of credit or guarantees issued by, or credit extended by NBD, or (iii) shall impose any other condition with respect to this Agreement, the Outstanding Facilities, the Loan Documents, or any Obligation, and the result of any of the foregoing is to increase the cost of making, issuing, funding or maintaining any Obligation or to reduce the amount of any sum receivable by NBD thereon, then the Company shall pay to NBD, from time to time, upon its request, additional amounts sufficient to compensate NBD for such increased cost or reduced sum receivable. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by NBD and submitted to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                                    (a)      In the event  that  any  applicable
law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to NBD or any interpretation, phase-in, or administration thereof by any governmental authority charged with the interpretation, phase-in, or administration thereof, or compliance by NBD with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by NBD or any corporation controlling NBD, and NBD determines that the amount of such capital is increased by or based upon the existence of NBD's obligations hereunder and such increase has the effect of reducing the rate of return on NBD's or such corporation's capital as a consequence of its obligations hereunder to a level below that which NBD or such controlling corporation could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to NBD from time to time, upon its request additional amounts sufficient to compensate NBD for any increase in the amount of capital and reduced rate of return which NBD determines to be allocable to the existence of NBD's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by NBD and submitted by NBD to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.



                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES


                  The Company represents and warrants as follows:

                           .26       EXISTENCE AND POWER.  Each of  the  Company
and  its  Active  Subsidiaries  (i) is a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is qualified to do business, and is in good standing, in each additional jurisdiction where such qualification is necessary under applicable law, (iii) has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and (iv) has all requisite power to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to engage in the transactions contemplated by this Agreement and the other Loan Documents. All outstanding shares of the capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, and nonassessable, and, to the extent owned by the Company or any of its Subsidiaries, are owned beneficially and of record by the Company or another of its Subsidiaries, free and clear of any liens, charges, encumbrances, or rights of others whatsoever, except as permitted under Section 7.2(b).

                           .27       AUTHORITY.  The  execution,  delivery   and
performance by each of the Company and the Guarantor of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its articles of incorporation and by-laws or other charter documents, or of any material contract or undertaking to which it is a party or by which it or its properties may be bound or affected or result in the imposition of any Liens other than those permitted under Section 7.2(b).

                           .28       BINDING  EFFECT.   This  Agreement  is, and
the other Loan Documents to which it is a party, when delivered hereunder, will be, legal, valid, and binding obligations of each of the Company and the Guarantor that is a signatory thereto, enforceable against it in accordance with their respective terms.

                           .29       LITIGATION.  Except as otherwise  set forth
on Schedule 6.4 hereto, there is no action, suit or proceeding which is pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which, if adversely decided, might result, either individually or collectively, in any material adverse change in the business, properties, operations, prospects, or condition, financial or otherwise, of the Company and the Guarantor, taken as a whole, or in any material adverse effect on the legality, validity or enforceability of this Agreement, the other Loan Documents, or the Credit Obligations and, to the best of the Company's knowledge, there is no reasonable basis for any such action, suit or proceeding.

                           .30       FINANCIAL  CONDITION.    The   consolidated
balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations and cash flows and consolidated changes in shareholders equity for the fiscal year ended October 31, 1994, and reported on by the Company's independent certified public accountants, and the consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations and cash flows and consolidated changes in shareholders equity for the fiscal quarter ended July 31, 1995, copies of which have been furnished to NBD, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Sections 7.1(d)(iii) and 7.1(d)(iv) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of any interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations, prospects, or condition, financial or otherwise, of the Company or any of its Subsidiaries since October 31, 1994. Except for any letters of credit, bankers acceptances, and bankers guaranties issued by NBD since October 31, 1994, there is no material Contingent Liability of the Company or the Guarantor that is not reflected in such financial statements or in the notes thereto.

                           .31       LIENS.    There  are no Liens of any nature

                           .32       DISCLOSURE.  No report or other information
furnished in writing by the Company or the Guarantor or any of their officers or agents to NBD in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement or the other Loan Documents, nor any other document, certificate, or statement or other information furnished to by or on behalf of the Company or the Guarantor in connection with the transactions contemplated herein contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company or the Guarantor which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations, prospects, or condition, financial or otherwise, of the Company and the Guarantor, taken as a whole, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to NBD by or on behalf of the Company or the Guarantor in connection with the transactions contemplated hereby.

                           .33    ERISA. The Company, its Domestic Subsidiaries,
their ERISA Affiliates, and their respective Plans are in compliance in all material respects with those provisions of ERISA and the Code which are applicable to it. To the best knowledge of the Company and its Domestic Subsidiaries, no Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Domestic
Subsidiaries, or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Domestic Subsidiaries, and their ERISA Affiliates have met the minimum funding requirements as the same currently apply under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of the Loan Documents do not constitute a Prohibited Transaction. The Actuarial Present Value of Accumulated Plan Benefits does not exceed Net Assets Available for Benefits with respect to any Plan of the Company, its Domestic Subsidiaries, or their ERISA Affiliates on an on-going basis.

                           .34       SUBSIDIARIES. Schedule 6.9 hereto correctly
sets forth the corporate name, jurisdiction of incorporation, and ownership of each Subsidiary of the Company as of the Effective Date. Schedule 6.9 also sets forth the corporate names of the Inactive Subsidiaries.

                           .35       CONSENTS,  ETC.  Except for  such consents,
approvals,  authorizations,  or filings  delivered  by the  Company  pursuant to
Section 3.2(i), if any, each of which is in full force and effect, and except for such landlord's consent, if any, sought in good faith by the Company in connection with the Leasehold Mortgage to be provided by the Company, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor, stockholder or partner of the Company or any of its Subsidiaries, is required on the part of the Company or the Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of any of the Loan Documents.

                           .36       TAXES.  The  Company  and its  Subsidiaries
have filed all tax returns (foreign and domestic; federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessments or any basis therefor, and no extension of time for the assessment of deficiencies in any tax has been granted by the Company or any Subsidiary.

                           .37       TITLE  TO PROPERTIES.   Except as otherwise
disclosed in the financial statements delivered pursuant to Section 6.5 or 7.1(d), the Company or one of its Subsidiaries has good and marketable fee simple title to all of the real property and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said financial statements or subsequently acquired by the Company or one of its Subsidiaries (including without limitation the Collateral). All of such properties and assets are free and clear of any Lien, except for Liens permitted under Section 7.2(b).

                           .38       INVESTMENT   COMPANY   ACT.    Neither  the
Company nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           .39       ENVIRONMENTAL AND SAFETY  MATTERS.  Each of
the Company and its Subsidiaries is in material compliance with all national, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except where the failure to so comply does not have a material adverse effect on the business, properties, operations, prospects, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. No claim, notice, suit, administrative action, investigation or inquiry arising under or relating to any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any of its Subsidiaries holds or has held an interest, or any past or present operation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries knows of any basis for any such claim, notice, suit, administrative action, investigation, or inquiry.

                                  ARTICLE VII.

                                    COVENANTS


                           .40      AFFIRMATIVE COVENANTS. The Company covenants
and agrees that, until the Termination Date and thereafter until all of the Credit Obligations (other than payment of the Success Fee) have been satisfied in full and all other obligations of the Company and the Guarantor under this Agreement and the Loan Documents have been performed, it shall, and shall cause each of its Active Subsidiaries to:

                                    (a)      PRESERVATION  OF  EXISTENCE,  ETC.
Do or cause to be done all things necessary to preserve and maintain its legal existence as a corporation, and its qualification as a foreign corporation in good standing under each jurisdiction in which such qualification is necessary under applicable law, and preserve and maintain its rights, privileges, licenses, franchises, permits, patents, copyrights, trademarks, and trade names material to conducting its business, and defend all of the foregoing against all claims, actions, suits, demands, or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                                    (b)      COMPLIANCE WITH LAWS,  ETC.  Comply
in all material respects with all applicable laws, rules, regulations and orders of any governmental authority (including without limitation ERISA, the Code, and Environmental Laws), in effect from time to time, and pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income, revenues, or property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials, and supplies or otherwise, which, if unpaid, might give rise to Liens upon its properties or any portion thereof, except to the extent that compliance with or payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or of the Subsidiary, as the case may be.

                                    (c)    MAINTENANCE OF PROPERTIES; INSURANCE.
Maintain, or cause to be maintained, in good repair, working order and condition, and protect all of the property used or useful in its business, and from time to time make or cause to be made all appropriate material repairs and renewals thereto and replacements thereof, and maintain in full force and effect insurance (in addition to insurance required under the Security Documents), including without limitation fire, extended risk, and public liability insurance, with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated, and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of its properties owned, occupied, or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or reasonably requested by NBD for purposes of assuring compliance with this Section. All such insurance covering tangible property shall name NBD or the Agent and the Lenders as loss payees.

                                    (d)      REPORTING REQUIREMENTS.  Furnish to
NBD the following:

                                     (i)     Promptly  and in  any  event within
three calendar days after becoming aware of the occurrence of (A) any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any of its Subsidiaries (not including the commencement of patent infringement litigation by the Company or any of its Subsidiaries), and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company to result in a material adverse change in the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, a statement of the Company's chief financial officer setting forth details of such Event of Default or such litigation, event or condition and the action which the Company or its Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                                    (ii)   As soon as available and in any event
within 15 Business Days after the end of each month, a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as of the end of such month, and the related consolidated and consolidating statements of operations and retained earnings (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the capital stock of another Subsidiary of the Company), for the period commencing at the end of the previous fiscal year and ending with the end of such month, together with a certificate of the Company's chief financial officer or principal accounting officer in the form of Exhibit E demonstrating compliance with the covenant contained in Section 7.2(e), and such supporting schedules setting forth such information as NBD may reasonably request relating to that covenant;

                                   (iii)     As  soon  as  available  and in any
event within 50 days after the end of each fiscal quarter of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of operations and cash flows (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the capital stock of another Subsidiary of the Company), for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the
Company's chief financial officer or principal accounting officer as fairly presenting the consolidated financial position of the Company and its Subsidiaries for the periods contained therein and as having been prepared in accordance with generally accepted accounting principles, together with a certificate of such officer in the form of Exhibit F, demonstrating compliance with the covenants contained in Sections 7.2(b)-(n), and such supporting schedules setting forth such information as NBD may reasonably request relating to such covenants, and stating whether such officer is aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and, if such an Event of Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof;

                                    (iv)     As  soon as  available  and  in any
event within 110 days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries, each as of the end of such fiscal year, and the related consolidated and consolidating statements of operations and cash flows for such fiscal year and consolidated changes in shareholders equity (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the capital stock of another Subsidiary of the Company), with a customary audit report of independent certified public accountants selected by the Company and reasonably acceptable to NBD, which report shall be without any qualifications (it being acknowledged that explanatory text highlighting or emphasizing information provided in the financial statements and which is not expressed as a qualification to the report is not to be deemed a qualification), together with (A) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and, if such an Event of Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof and (B) a certificate of the Company's chief financial officer or principal accounting officer in the form of Exhibit F, as required under Section 7.1(d)(iii);

                                     (v)    Promptly after the sending or filing
thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                                    (vi)   As soon as available and in any event
within 15 Business Days after the end of each month, a Borrowing Base Certificate in the form attached as Exhibit G (the "Borrowing Base Certificate") prepared as of the close of business on the last day of such month, and such supporting schedules setting forth such information as NBD may reasonably request as to the Borrowing Base, including without limitation information concerning the aging, value, location and other information relating to computing the Borrowing Base and the eligibility of any assets included in such computation in the form previously provided to NBD under the 1994 Credit Agreement, executed by the Company's chief financial officer or principal accounting officer;

                                   (vii)     Promptly and in any event within 10
calendar days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the Company's chief financial officer setting forth the details of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                                  (viii)   As soon as available and in any event
within 15 Business Days after the end of each month, a consolidated forecast of cash flows for the Company and its Active Domestic Subsidiaries for the subsequent one-month period in the form previously provided to NBD under the 1994 Credit Agreement, executed by the Company's chief financial officer or principal accounting officer; and

                                    (ix)     Promptly,  such  other  information
and financial statements with respect to the business, properties, operations, or condition, financial or otherwise, of the Company or any of its Subsidiaries as NBD may from time to time reasonably request.

                                    (e)     ACCOUNTING; ACCESS TO RECORDS; AUDIT
PROCEDURES. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and, at any reasonable time and from time to time, permit NBD or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with its directors, officers, employees and independent auditors, and by this provision the Company authorizes such persons to discuss such affairs, finances and accounts with NBD. In addition, the Company and its Subsidiaries shall permit NBD and any of its agents or representatives to conduct such tests and make such examination of the Collateral as deemed necessary by NBD to assist NBD in evaluating the Collateral and analyzing the financial reports generated by the Company and its Subsidiaries (collectively, an "Audit"). NBD shall not perform an Audit more frequently than once during a fiscal year of the Company. The Company shall pay or reimburse NBD for the reasonable fees and expenses of each Audit, including without limitation the reasonable fees and expenses of appraisers and other agents and representatives of NBD, and reimburse NBD for the reasonable time spent by employees of NBD and any of its affiliates in connection with each Audit.

                                    (f)      FURTHER  ASSURANCES.   Execute  and
deliver within 30 days after NBD's request therefor all further instruments and documents and take all further action that may be necessary or desirable, or that NBD may reasonably request, in order to give effect to, and to aid in exercising and enforcing NBD's rights and remedies under, this Agreement and Security Documents.

                                    (g)     ENVIRONMENTAL REPORT. Deliver within
6 months after the Effective Date a report detailing the Company's response to the Environmental Property Assessment issued March 7, 1994, by August Mack Environmental Inc. regarding the Company's headquarters facility.

                                    (h)   SUBSIDIARIES.  Each Active Subsidiary,
and each corporation becoming a Subsidiary of the Company after the date hereof, will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and will be duly qualified to do business in each additional jurisdiction where such qualification may be necessary under applicable law. Each such Subsidiary will have all requisite corporate power to own its properties and to carry on its business as proposed to be conducted. All outstanding shares of each such Subsidiary's capital stock will be duly authorized, validly issued, fully paid, and nonassessable and will be owned, beneficially and of record, by the Company or another of its Subsidiaries, free and clear of any liens, charges, encumbrances or rights of others whatsoever, except as disclosed on Schedule 6.9.

                                    (i)      MOST FAVORED  LENDER.  In the event
that the Company shall hereafter enter into any modification of the PML Note Agreement or any other contract or agreement pursuant to which the Company shall have available to it a credit facility (a "Credit Agreement"), which increases the fees, expenses, interest rate spreads over prime rate, LIBOR rate, or any other such base rate or any other charges which are or may be payable to a lender pursuant to a Credit Agreement (but excluding (i) reimbursements for actual out-of-pocket expenses of the lender or its counsel and excluding reasonable commitment fees to obtain, increase, or extend or renew a credit facility, including lines of credit and term loan facilities, payment deferral fees, default rate interest, and reasonable fees and expenses or costs actually incurred for collection arising out of default under any Credit Agreement, (ii) the increase in interest rate to 13.12% per annum on the prepayment due July 31, 1996, on the PML Notes, and (iii) any increases in fees, expenses, interest rate spreads, base rates or other charges resulting solely from the operation of
Section 6.14 of the PML Note Agreement or any comparable provision of any other Credit Agreement) over the interest rate spreads, fees, charges, and expenses provided for in the PML Note Agreement or such other Credit Agreement, as applicable, then, effective as of the date of such increase, the amount of the increase in the interest rate spread (I.E., the number of basis points added to the interest rate spread), if any, shall be added to the interest rate payable to NBD under the Notes issued in connection with this Agreement, as amended, and as and when the amount representing the increase of fees, expenses, and/or charges, if any, becomes due and payable under the Credit Agreement, the Company shall pay to NBD a comparable amount as a fee. In no event will the fee payable to NBD pursuant to the foregoing exceed the amount of the corresponding increase in fee, charge, or expense payable under the modified Credit Agreement. Failure of the Company to make the payments which become due and payable under this Section shall constitute an Event of Default under Section 8.1(a). Upon any increase in the interest rate to be charged under the Notes pursuant to this Section, the Company shall execute such amendments to the Notes and this Agreement as NBD may reasonably request to confirm and evidence the increase in the interest rate.

                                    (j)      COMMON   COVENANTS.    The  Company
agrees to immediately and automatically grant NBD the same loan covenants, including financial covenants, and terms it grants PML or any replacement lender therefor, if such covenants and terms are different in kind or more restrictive (on the Company) than NBD's existing covenants or terms. If the Company defaults in the performance of such new covenants or terms, an Event of Default shall arise under Section 8.1(c).

                           .41       NEGATIVE COVENANTS.   The Company covenants
and agrees that, until the Termination Date and thereafter until all of the Credit Obligations have been satisfied in full and all other obligations of the Company and the Guarantor under this Agreement and the Loan Documents have been performed:

                                    (a)    ACCOUNTING CHANGES. The Company shall
not change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by generally accepted accounting principles and disclosed to NBD, or (ii) in tax reporting treatment except as permitted by law and disclosed to NBD.

                                    (b)      LIENS.  Neither the Company nor the
Guarantor shall create or permit to exist any Lien on any of the assets or property now owned or hereafter acquired of the Company or any of its Subsidiaries, including without limitation the capital stock of any Subsidiary of the Company, except:

                                     (i)     Liens in favor of the Agent for the
benefit of the Agent and the Lenders;

                                    (ii)     Liens for taxes not  delinquent  or
for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books;

                                   (iii)     Liens  (other than any Lien imposed
by ERISA) created and maintained in the ordinary course of business which would not have a material adverse effect on the business or operations of the Company and its Subsidiaries, taken as a whole, and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                                    (iv)      Liens   affecting   real  property
which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                                     (v)     Liens  described on Schedule 6.6 or
otherwise  permitted under Section 6.6;

                                    (vi)     Any  Capital  Lease or  other  Lien
created to secure payment of the purchase price of any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by the Lien does not at any time exceed the purchase price paid for the asset, and the aggregate principal amount of all obligations under all Capital Leases plus the aggregate Indebtedness secured by such Liens does not increase by more than $500,000 during any single fiscal year, PROVIDED, that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary; and

                                   (vii)     The interest  or title of a  lessor
under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent the obligations to be performed thereunder by the Company or its Subsidiaries are not delinquent.

                                    (c)      LOANS,  ADVANCES  AND  EXTENSIONS
OF CREDIT. The Company shall not purchase or otherwise acquire any Capital Stock of or other ownership interest in, or make, or permit any Subsidiary to make, any loan or advance of any of its funds or property or any other extension of credit to, or purchase, or permit any Subsidiary to purchase, any bonds, notes, debentures or other debt securities of, any other person (including without limitation any Foreign Subsidiary), other than (i) investments in Permitted Investments, (ii) extensions of trade credit made in the ordinary course of business on customary credit terms, and commission, travel, and similar advances made to officers and employees in the ordinary course of business, (iii) loans and advances to the Guarantor in an unlimited amount, and loans and advances to the Foreign Subsidiaries in an amount not to exceed (A) the sum of such Indebtedness outstanding on October 31, 1995, plus the Dollar Equivalent of $1,500,000 during the Company's fiscal year 1996 and (B) the sum of such Indebtedness outstanding on October 31, 1996, plus the Dollar Equivalent of $1,500,000 during the Company's fiscal year 1997 (with any extension of trade credit to any Foreign Subsidiary made in the ordinary course of business not constituting a loan or advance for purposes hereof except to the extent any amount thereof is outstanding for more than 120 days), (iv) capital contributions not to exceed $200,000 to Hurco S.A.R.L., an indirectly wholly-owned French subsidiary of the Company (PROVIDED that the capital contributions are used by Hurco S.A.R.L. to immediately repay intercompany receivables owed by it to Hurco Europe), and other capital contributions to the Foreign Subsidiaries made exclusively by converting advances or other extensions of credit made prior to the Effective Date to capital contributions, (v) promissory notes or equity securities received by the Company in connection with any asset sales permitted under subsection (h) below, PROVIDED that the promissory notes are delivered to NBD or the Agent immediately upon the Company receiving them, and that the Company pledges the equity securities to the Agent for the benefit of the Agent and the Lenders promptly upon NBD's request, and
(vi) a capital investment of up to $250,000 (or such greater amounts as may be approved in writing by NBD and PML) in a new Taiwanese joint venture company (the "JVC") to be organized with a Taiwanese investor for the purpose of developing, producing, and marketing CNC controls and related software products, PROVIDED, that 66% of the Company's resulting equity interest shall be pledged to the Agent for the benefit of the Agent and the Lenders, and granting a negative pledge to the Agent for the benefit of the Agent and the Lenders on the remainder of the equity interest, promptly upon the request of either Lender, if permitted and not unlawful under applicable law.

                                    (d)      NEGATIVE PLEDGE LIMITATION. Neither
the Company nor any Subsidiary shall enter into any agreement with any person, other than the Agent and the Lenders, which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume, or suffer to exist in favor of the Agent or either of the Lenders any Lien upon any of its assets, rights, revenues, or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired.

                                    (e)      TANGIBLE  NET WORTH.   The  Company
shall not permit the Consolidated Tangible Net Worth of the Company and its Subsidiaries, determined in accordance with GAAP, to be less than the sum of (i) $6,750,000 plus (ii) 50% of the cumulative Net Income for each fiscal quarter ending after October 31, 1995 (if positive), plus (iii) 85% of the Equity Infusion, if any.

                                    (f)      INDEBTEDNESS.  Neither the  Company
nor any Subsidiary shall create, incur, or assume, or permit any Subsidiary to create, incur, or assume, or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                                     (i)     The Credit Obligations;

                                    (ii)     Indebtedness  under  the  PML  Note
Agreement and the PML Notes;

                                   (iii)    Indebtedness of the Guarantor to the
Company in an unlimited amount, of any Active Subsidiary to any other Active Subsidiary in an unlimited amount, of the Company's Subsidiaries owed to the Company in the form of trade receivables for inventory delivered by the Company to or on behalf of its Subsidiaries, and of the Foreign Subsidiaries owing to the Company in an aggregate amount not exceeding the advances permitted under
Section 7.2(c)(iii);

                                    (iv)     Indebtedness    of   the    Foreign
Subsidiaries to non-Affiliates of the Company not exceeding in the aggregate the Dollar Equivalent of $5,500,000 at any time;

                                     (v)     Capital Leases to the extent not in
violation of Section 7.2(l); and

                                    (vi)    Any Subordinated Debt of the Company
or any of its Subsidiaries.

                                    (g)     ACQUISITIONS. The Company shall not,
nor shall it permit any of the Company's Subsidiaries to, purchase or otherwise acquire (whether in one transaction or a series of transactions) all or a substantial portion of the business, assets, rights, revenues, or property, tangible or intangible, of any person, or all or a substantial portion of the Capital Stock or other ownership interest in any other person, nor merge or consolidate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person through establishing a jointly-owned company or other entity with such other person except for those transactions permitted under Section 7.2(c)(vi) or which constitute Permitted Investments.

                                    (h)      SALES OF ASSETS.  The Company shall
not sell, lease, or otherwise transfer or dispose of, or permit any of the Company's Subsidiaries to sell, lease, or otherwise transfer or dispose of, any assets of the Company or any Subsidiary (including without limitation any equity securities of any Subsidiary) to any Person other than (i) sales of inventory in the ordinary course of business, (ii) sales of obsolete or surplus machinery and equipment in the ordinary course of business with a net book value not exceeding $200,000 in the aggregate during any fiscal year ("Miscellaneous Equipment Sales"), PROVIDED, that any such sales occurring prior to the Effective Date shall not be included in this calculation, (iii) trade-ins of any equipment in conjunction with acquiring new equipment, (iv) sales of obsolete or surplus machinery and equipment in the ordinary course of business which are not Miscellaneous Equipment Sales, so long as the purchase price is paid in cash or immediately available funds, and the sales proceeds, net of reasonable selling expenses, are applied as specified in Section 5.4(a) within 45 days after the close of the fiscal quarter when the sale was made, and if, immediately after such transaction, no Event of Default shall exist or shall have occurred and be continuing, and (v) other sales of assets as may be approved by NBD.

                                    (i)      LEVERAGE  RATIO.  The Company shall
not permit the ratio of (i) the Consolidated Indebtedness (excluding any Subordinated Debt)of the Company and its Subsidiaries reflected on the Company's balance sheet to (ii) the Consolidated Tangible Net Worth of the Company and its Subsidiaries, all determined in accordance with GAAP, to exceed 10.5 to 1.0 at any time from the Effective Date through July 30, 1996, to exceed 4.5 to 1.0 at any time from July 31, 1996, through October 30, 1996, to exceed 4.0 to 1.0 at any time from October 31, 1996, through January 30, 1997, to exceed 3.5 to 1.0 at any time from January 31, 1997, through October 30, 1997, and to exceed 3.0 to 1.0 at any time thereafter, PROVIDED, HOWEVER, that if the Equity Infusion equals or exceeds $3,000,000, such ratio shall not exceed 3.55 to 1.0 at any time from the later of the Equity Infusion and July 31, 1996, through January 30, 1997, shall not exceed 3.0 to 1.0 at any time from January 31, 1997, through October 30, 1997, and shall not exceed 2.5 to 1.0 at any time thereafter.

                                    (j)     RESTRICTIONS ON SUBSIDIARY PAYMENTS.
The Company shall not, and shall not permit any of the Company's Subsidiaries to, enter into any agreement or arrangement restricting the ability of any of the Company's Subsidiaries to pay dividends or make cash advances or other payments of any nature to the Company or any of its Subsidiaries.

                                    (k)      DIVIDENDS  AND   OTHER   RESTRICTED
PAYMENTS. The Company shall not make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of the Company's Capital Stock which do not entitle the holder thereof to any dividend, payment, or other distribution.

                                    (l)      LEASES.  The Company shall not, and
shall not permit the Company's Subsidiaries, to become or remain liable in any way under any lease (other than a Capital Lease) of real or personal property if the highest annual rent and other amounts (exclusive of property taxes, property and liability insurance premiums, and maintenance costs), which may be payable by the lessee or user thereunder during the succeeding four fiscal quarters, when added to the aggregate of all such rents and other amounts in respect of which the Company and its Subsidiaries are liable which may be payable during the succeeding four fiscal quarters shall exceed $2,600,000.

                                    (m)      CAPITAL EXPENDITURES.  The  Company
shall not, and shall not permit its Subsidiaries to, make any Capital Expenditure (i) if the aggregate purchase price and other acquisition costs of all such Capital Expenditures made by the Company or any of its Subsidiaries during fiscal year 1996, when combined with all other Capital Expenditures made during that fiscal year, would exceed $2,750,000, or (ii) if the aggregate purchase price and other acquisition costs of all such Capital Expenditures made by the Company or any of its Subsidiaries during fiscal year 1997, when combined with all other Capital Expenditures made during that fiscal year, would exceed $2,500,000.

                                    (n)      FIXED CHARGE RATIO.  or each of the
fiscal periods set forth below, the Company shall not, as of the end of any such fiscal period, permit the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges for the preceding twelve months to be less than the amount set forth opposite such fiscal period:

FISCAL QUARTER ENDED                                 RATIO

January 31, 1996                                     .67 to 1.0
April 30, 1996                                       1.00 to 1.0
July 31, 1996                                        1.00 to 1.0
October 31, 1996                                     1.125 to 1.0
January 31, 1997                                     1.125 to 1.0
April 30, 1997
  and thereafter                                     1.25 to 1.0


                                    (o)      CURRENT  RATIO.  The  Company  will
not at any time permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50 to 1.0, PROVIDED that during the period beginning on November 1, 1995, and ending on October 31, 1997, the above covenant shall be replaced by the following covenant: For each of the fiscal quarterly periods ending January 31, 1996, through and including October 31, 1997, the Company will not at any time permit its Consolidated Current Assets to be less than $40,000,000, PROVIDED, FURTHER, that (i) the amount of Consolidated Current Assets shall be increased or decreased, as appropriate, to exclude the effect of any foreign currency translation adjustments subsequent to October 31, 1995, in any such fiscal quarter solely for the purpose of determining compliance with this subsection, and (ii) if in any such fiscal quarter the proceeds from the sale of receivables or the sale of inventory outside the ordinary course of business are applied to pay any of the Target Indebtedness (as defined in the PML Note Agreement), then such amounts shall be added back to Consolidated Current Assets in such fiscal quarter for determining compliance with this subsection.

                                    (p)      INDEBTEDNESS  RATIO.   The  Company
will  not,  and will not  permit  any  Subsidiary  to,  create,  assume,  incur, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness, other than Indebtedness of the Company and its Subsidiaries which, after giving effect thereto and the application of the proceeds thereof, would result in Consolidated Total Indebtedness of the Company and its Subsidiaries then to be outstanding, determined on a consolidated basis in accordance with GAAP, of not in excess of 50% of the Consolidated Total Capitalization, PROVIDED that for each of the fiscal periods set forth below, the Company will not at any time permit Consolidated Total Indebtedness as reflected on the Company's consolidated balance sheet to exceed the percentage of Consolidated Total Capitalization set forth opposite such fiscal period:

                                  Percentage         Percentage
                                before Equity       after Equity
FISCAL QUARTER ENDED              INFUSION            INFUSION

January 31, 1996                    87%                  87%
April 30, 1996                      87%                  87%
July 31, 1996                       82%                  78%
October 31, 1996                    80%                  78%
January 31, 1997                    78%                  75%
April 30, 1997                      78%                  75%
July 31, 1997                       78%                  75%
October 31, 1997                    75%                  70%

                                    (q)      CASH  FLOW.  For each of the fiscal
periods set forth below, the Company shall not, as of the end of any such fiscal period, permit the dollar amount of the difference obtained by deducting Capital Expenditures from EBITDA, to be less than the amount set forth opposite such fiscal period on a rolling four-quarter basis:

                  FISCAL QUARTER ENDED      AMOUNT

                  October 31, 1996          $4,500,000
                  January 31, 1997          $4,500,000
                  April 30, 1997            $4,700,000
                  July 31, 1997             $5,200,000
                  October 31, 1997          $5,500,000

                                    (r)     INCONSISTENT AGREEMENTS. The Company
shall not, and shall not permit its Subsidiaries to, enter into any agreement containing any provision which would violate or breach this Agreement, or which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.




                                  ARTICLE VIII.

                                     DEFAULT


                           .42       EVENTS  OF  DEFAULT.  The  occurrence   and
continuation of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by NBD:

                                    (a)      The Company fails to pay on the due
date thereof any principal of or interest on the New Facility Note, or the Company fails to fund the Cash Collateral Account on the day such funding is required, or the Company fails to pay when due any other Credit Obligation required to be paid hereunder or any commitment fees or any other amount payable hereunder, and such failure continues for more than 5 days following written notice thereof to the Company by NBD, PROVIDED, that no written notice need be given before an Event of Default will be deemed to occur as a result of the Company's failure to observe the requirements of Sections 5.4(b) or 5.4(c); or

                                    (b)      Any   representation  or   warranty
made by the Company or any of its Subsidiaries in this Agreement or any other document or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement proves to have been incorrect in any material respect when made or deemed made, and such failure continues for more than 5 days following written notice thereof to the Company; or

                                    (c)      The  Company  fails  to  perform or
observe the covenants set forth in Sections 7.2(a) through 7.2(r), or in Section 1(e) of the Hurco Security Agreement, and such failure continues for more than 10 days following written notice thereof to the Company; or

                                    (d)      The   Company  or,  as  applicable,
any of the Company's Subsidiaries fails to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, and such failure continues for more than 30 days following written notice thereof to the Company (or such longer or shorter period of time as may be specified in such Loan Document); or

                                    (e)      The Company or any of the Company's
Subsidiaries fails to make any payments under any of its Indebtedness (other than under this Agreement or the Outstanding Facilities but including the European Facility and the PML Notes) beyond the period of grace permitted thereunder, or fails to perform or observe any other term or covenant contained in any document governing, evidencing, or securing such Indebtedness beyond the period of grace permitted thereunder; or

                                    (f)      Any Loan  Document  for any  reason
ceases to be valid and binding on the Company or the Guarantor in any material respect, or ceases to create a valid Lien on any of the collateral purported to be covered thereby, or such Lien ceases to be a perfected and first priority Lien, except as permitted hereunder; or

                                    (g)      One  or more  judgments  or  orders
for the payment of money in an aggregate amount exceeding the Dollar Equivalent of $100,000 shall be rendered against the Company, the Guarantor, or any of the Company's Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company, the Guarantor, or any of the Company's Subsidiaries which causes or could cause a material adverse change in the business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement or any Loan Document, and either
(i) such judgment or order shall have remained unsatisfied and the Company, the Guarantor, or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                                    (h)     The occurrence of a Reportable Event
that results in or could result in liability of the Company, the Guarantor, any Subsidiary of the Company or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, the Guarantor, any Subsidiary of the Company, or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, the Guarantor, any Subsidiary of the Company or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, the Guarantor, any Subsidiary of the Company or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, the Guarantor, any Subsidiary of the Company, or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, the Guarantor, any Subsidiary of the Company, any of their ERISA Affiliates, any Plan of the Company, the Guarantor, any Subsidiary of the Company, or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, the Guarantor, any Subsidiary of the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, the Guarantor, any Subsidiary of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, the Guarantor, any Subsidiary of the Company, or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(9a)(2) of ERISA; or the Company, the Guarantor, any Subsidiary of the Company, or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of NBD;

                                    (i)      The Company, the Guarantor, or  any
of the Company's Active Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, the Guarantor, or any of the Company's Active Subsidiaries, any proceeding or case seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company, the Guarantor, or such Subsidiary and is being contested by the Company, the Guarantor, or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company, the Guarantor, or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                                    (j)      The  Company  fails to  provide NBD
with a binding commitment for a replacement working capital facility, similar to the New Facility, not later than 45 days prior to the Automatic Termination Date.

                           .43       REMEDIES.  (a) Upon  the  occurrence of any
Event of Default, NBD may, by notice to the Company, terminate the New Facility Commitment, and declare the Credit Obligations, all interest thereon, and all other amounts payable under the Loan Documents related to the Credit Obligations, to be immediately due and payable, whereupon the New Facility Commitment shall terminate, and the Credit Obligations, all such interest, and all such amounts shall be due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, PROVIDED, that upon any event or condition described in Section 8.1(j) occurring, the New Facility Commitment shall automatically terminate forthwith and the Credit Obligations shall automatically become immediately due and payable without notice, and NBD may exercise any other remedies available to it.

                                    (a)      Upon  the  occurrence   and  during
the continuance of any Event of Default, NBD and any of its Affiliates may at any time and from time to time, without notice to the Company or the Guarantor (any requirement for such notice being expressly waived by the Company and the Guarantor), set off and apply against the Credit Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NBD or any of its Affiliates to or for the credit or the account of the Company or the Guarantor and any property of the Company or the Guarantor from time to time in possession of NBD or any of its Affiliates, irrespective of whether or not NBD shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company and the Guarantor hereby grant to NBD a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the Credit Obligations under this Agreement. NBD's rights under this subsection are in addition to other rights and remedies (including, without limitation, other rights of setoff) which it may have.


                                   ARTICLE IX.

                                  MISCELLANEOUS


                           .44      AMENDMENTS, ETC. No amendment, modification,
termination or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by NBD and the Company. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                         .45       NOTICES.  (a) Except as  otherwise   provided
in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company and the Guarantor at Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana 46268,
Attention: Chief Financial Officer, and to NBD at the address set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Guarantor, or NBD by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or in the case of telex notice, upon receipt of the appropriate answerback, in all other cases, upon receipt, or if sent by certified or registered mail, postage prepaid, to such address, on the fifth day after the date of mailing, PROVIDED, HOWEVER, that notices to NBD shall not be effective until received.

                                    (a)     Notices by the Company of prepayment
pursuant to Section 5.2 shall be irrevocable and binding on it.

                                    (b)      Any  notice  to  be  given  by  NBD
hereunder may be given by telephone, by telecopy, or by telex and must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone, telecopy, or telex transmission shall be deemed effective upon receipt thereof by the party to whom such notice is required to be given.

                           .46       CONDUCT NO WAIVER;  REMEDIES  CUMULATIVE.
No course of dealing on NBD's part, nor any delay or failure on NBD's part in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice NBD's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to NBD under the Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by the Loan Documents or by applicable law to NBD may be exercised from time to time and as often as NBD may deem expedient and, unless contrary to the express provisions of the Loan Documents, irrespective of the occurrence or continuance of any Event of Default.

                           .47   RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.
All terms, covenants, agreements, representations and warranties of the Company and the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by NBD, notwithstanding any investigation heretofore or hereafter made by NBD or on its behalf, and those covenants and agreements of the Company set forth in
Section 5.10 and Section 9.5 shall survive the satisfaction in full of the Credit Obligations and the termination of the Outstanding Facilities.

                           .48       EXPENSES; INDEMNIFICATION.  (a) The Company
agrees to pay upon demand and save NBD harmless from liability for the payment of (i) the reasonable fees and out-of-pocket expenses of counsel to NBD in connection with preparing and executing this Agreement and the Security Documents, (ii) all other out-of-pocket expenses of NBD incurred in connection with this Agreement and the other Loan Documents and consummating the transactions contemplated hereby, including without limitation all environmental, real estate survey, appraisal, title insurance, and other costs necessary to perfect the security interests of the Lenders in the Collateral,
(iii) all stamp and other taxes and fees payable or determined to be payable in connection with the executing, delivering, filing or recording the Loan Documents and consummating the transactions contemplated thereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iv) all reasonable costs and expenses of NBD (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any actual or potential Event of Default or the enforcement of, or exercising or preserving any rights under, the Credit Obligations or the Loan Documents, and
(v) all reasonable costs and expenses of NBD (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain NBD from paying any amount under or otherwise relating in any way to the IRB L/C or any Letter of Credit and any and all costs and expenses which any of them may incur relating to any payment under the IRB L/C or any Letter of Credit (except as otherwise provided in subsection (b) below).

                                    (a)      The Company indemnifies and  agrees
to hold harmless NBD, its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which it or any such person may incur or which may be claimed against any of them by reason of or in connection with any letter of credit (including both the IRB L/C and the Letters of Credit), and neither NBD nor any of its officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any letter of credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by NBD to the beneficiary under any letter of credit against presentation of documents which do not comply with the terms of any letter of credit, including failure of any documents to bear any reference or adequate reference to such letter of credit,
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any letter of credit; or (v) any other event or circumstance whatsoever arising in connection with any letter of credit; PROVIDED, HOWEVER, that the Company shall not be required to indemnify NBD and such other persons, and NBD shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) NBD's wrongful dishonor of any letter of credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such letter of credit, or (B) NBD's payment to the beneficiary under any letter of credit against presentation of a draft or other demand for payment or other documentation which do not substantially comply with the terms of the letter of credit. It is understood that in making any payment under a letter of credit, NBD will rely on documents presented to it under such letter of credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a letter of credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of NBD in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any letter of credit with respect to which NBD is alleged to be liable and it shall be a precondition to asserting any liability of NBD under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such letter of credit and any related transactions.

                           .49       SUCCESSORS  AND  ASSIGNS.   This  agreement
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, that the Company and the Guarantor may not assign their respective rights or obligations hereunder or under the Outstanding Facilities without NBD's prior consent.

                           .50      COUNTERPARTS. This Agreement may be executed
in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                           .51       GOVERNING LAW. This Agreement is a contract
of such State. The Company and the Guarantor further agree that any legal action or proceeding with respect to this Agreement or any other Loan Document or the transactions contemplated hereby may be brought in any court of the State of

Michigan, or in any court of the United States of America sitting in Michigan, and the Company and the Guarantor each hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and the Company irrevocably appoints John W. George, of 38455 Hills Tech Drive, Farmington Hills, Michigan 48331-5751, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to it or by the mailing thereof by registered or certified mail, postage prepaid to it at its address set forth in Section 9.2(a). Nothing in this paragraph shall affect NBD's right to serve process in any other manner permitted by law or limit NBD's right to bring any such action or proceeding against the Company or the Guarantor or any of their property in the courts of any other jurisdiction. Each of the Company and the Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

                           .52       HEADINGS.  The   headings  of  the  various
subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                           .53       CONSTRUCTION OF CERTAIN PROVISIONS.  If any
provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                           .54       INTEGRATION;  SEVERABILITY.  This Agreement
and the Loan Documents embody the entire Agreement and understanding among the Company, the Guarantor, and NBD, and they supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company or the Guarantor under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company and the Guarantor shall not in any way be affected or impaired thereby, and such invalidity, illegality or enforceability in one jurisdiction shall not affect the validity, legality, or enforceability of the Credit Obligations of the Company or the Guarantor in any other jurisdiction.

                           .55       INDEPENDENCE OF COVENANTS.   All  covenants
hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Event of Default if such action is taken or such condition exists.

                           .56       INTEREST RATE  LIMITATION.  Notwithstanding
any provisions of this Agreement or the other Loan Documents to the contrary, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfilling any provision of the Loan Documents at the time performance of such provision shall be due shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law. If for any reason whatsoever NBD shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of principal of the Credit Obligations outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company and the Guarantor to the Lenders have been paid in full.

                           .57       WAIVER OF  JURY TRIAL.  Each  of  NBD,  the
Company, and the Guarantor, after consulting or having had the opportunity to consult with counsel, hereby knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in respect of any litigation based hereon or arising out of, under or in connection with this Agreement or any of the transactions contemplated hereby, or any course of conduct or dealing, statements (whether oral or written) or actions of any of them related thereto. None of the undersigned shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the undersigned except by a written instrument executed by all of them. This provision is a material inducement for NBD in entering into this Agreement.

                           .58       RELEASE.  The  Company acknowledges that it
is not aware of any claims or causes of action which it may now have or assert against NBD. As further consideration for the agreements herein, the Company, for itself and its successors and assigns, releases NBD, its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors, and assigns from any liability, claim, right, or cause of action which now exists, or hereafter arises, whether known or unknown, arising from or in any way related to actions or omissions taken or committed by NBD in connection with any credit facilities identified in the recitals hereto to which NBD is or was a party, and any predecessor facilities, prior to the date hereof.

                           .59       EFFECTIVENESS OF AGREEMENT.  This Agreement
shall become effective when executed by the Company, the Guarantor, and NBD, and at such time, this Agreement shall become effective with its Effective Date being the date that the last of said actions has taken place. At such time, NBD shall insert in the following paragraph the date of its signing. Such date shall be the Effective Date of this Agreement (the "Effective Date").

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 26 day of January, 1996.

                                            HURCO COMPANIES, INC.

                                             By:/S/ ROGER J. WOLF
                                             --------------------
                                             Roger J. Wolf
                                             Its: Senior Vice President
                                             and Chief Financial Officer

Address for Notices:                         NBD BANK
611 Woodward Avenue
Detroit, Michigan 48226
Attn: Timothy G. Skillman                    By:/S/ TIMOTHY G. SKILLMAN
                                             --------------------------
                                             Timothy G. Skillman
Telex no.:  4320060                          Its: Vice President
Telecopy No.: (313) 225-4355